UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On December 22, 2008, all outstanding shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"), of Legend Media, Inc. (the "Company") automatically converted into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the terms of the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series B Convertible Preferred Stock of Legend Media, Inc. (the "Certificate of Designation"). The triggering event for the automatic conversion was the Company's amendment of its Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to allow full conversion of all outstanding shares of Series B Preferred Stock into Common Stock, as described in Item 5.03 of this Current Report on Form 8-K.

The Company issued the shares of Common Stock in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder, based upon its compliance with such rules and regulations. In that respect, the Company notes that: (a) it issued the shares of Common Stock to one investors it believes is accredited within the meaning of Regulation D previously known to the Company; (b) the Company did not conduct any general solicitation or general advertising in connection with the issuance; and (c) the certificates for the issued shares of Common Stock contain a restrictive legend in accordance with the rules and regulations of the Securities Act.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

At the Company's annual meeting of stockholders on December 22, 2008, the Company's stockholders elected Ju Baochun, Michael Bonner, Jeffrey Dash, Andre Nair, Ivan Qi, and Jin Xin to serve on the Company's Board of Directors and adopted the Legend Media Stock Option Plan (the "Option Plan"). Messrs. Bonner, Dash, Nair and Qi were re-elected to served on the Company's Board of Directors while Messrs. Ju and Jin were nominated to the Company's Board of Directors pursuant to the terms of the Acquisition Agreement (the "Acquisition Agreement"), dated as of November 28, 2008, among the Company, Well Chance Investments Limited, the Company's wholly-owned subsidiary and a British Virgin Islands company ("Well Chance"), Ju Baochun, Xue Wei, and Music Radio Limited, a British Virgin Islands company wholly-owned by Ju Baochun and Xue Wei, as previously disclosed in the Company's Current Report on Form 8-K filed on December 3, 2008.  Ju Baochun and Xue Wei are husband and wife.

Information about Ju Baochun

Ju Baochun, age 38, is a Chinese entrepreneur with over 11 years of experience in the Chinese advertising industry. Since 2001, Ju Baochun has been the chief executive officer of Beijing Hongteng Lianguang Advertising Co., Ltd. ("HTLG"), a company primarily dedicated to developing the radio advertising market and the airline magazine advertising industry. He has personally led the initiative to secure the exclusive advertising rights for several radio channels and airline magazine. Prior to joining HTLG, Ju Baochun held numerous positions in the Chinese advertising industry, including with Beijing Jin Shi Advertising, a company primarily engaged in advertising for TV stations, and Beijing Wen Shi Advertising, a company primarily engaged in marketing and sales services.

Music Radio Limited and Ju Baochun have several material relationships with the Company or its affiliates, as described below.

On November 28, 2008, the Company entered into the Acquisition Agreement and closed the transactions contemplated thereby pursuant to which the Company acquired control over an airline advertising business (the "HTLG Acquisition") in exchange for the issuance of 5,033,680 shares of Series B Preferred Stock to Music Radio Limited and two warrants to purchase an aggregate of 10,000,000 shares of Common Stock to Ju Baochun, as disclosed in the Company's Current Report on Form 8-K filed on December 3, 2008. The issuance of the shares of Series B Preferred Stock and warrants pursuant to the terms of the Acquisition Agreement reflects an aggregate purchase price of approximately $40,269,440 based on the currency exchange rate at the closing (RMB 275,000,000). One of the warrants (the "$0.40 Warrant") issued to Ju Baochun upon closing of the HTLG Acquisition is immediately exercisable for 5,000,000 shares of Common Stock at an exercise price of $0.40 per share until November 28, 2011 (the "First Expiration Date") and is exercisable on a cashless basis at any time after November 28, 2009 and until the First Expiration Date if the shares of Common Stock underlying the warrant have not been registered with the U.S. Securities and Exchange Commission (the "SEC") by such date. The other warrant (the "$0.80 Warrant") issued to Ju Baochun upon closing of the HTLG Acquisition is immediately exercisable for 5,000,000 shares of Common Stock at an exercise price of $0.80 per share until November 28, 2013 (the "Second Expiration Date") and is exercisable on a cashless basis at any time after November 28, 2009 and until the Second Expiration Date if the shares of Common Stock underlying the warrant have not been registered with the SEC by such date.

The HTLG Acquisition was structured to comply with Chinese laws limiting foreign ownership of Chinese companies. As a result, Legend Media (Beijing) Information and Technology Co., Ltd., an indirect, wholly-owned subsidiary of the Company incorporated in China, entered into: (a) an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "HTLG Services Agreement") with Xue Wei, Ju Bingzhen (the father of Ju Baochun), and Beijing Yinselingdong Advertising Co., Ltd., a company incorporated in China and owned by Xue Wei and Ju Bingzhen, and the ultimate target of the HTLG Acquisition (the "HTLG Target"); and (b) an Operating Agreement (the "HTLG Operating Agreement") with the HTLG Target, Xue Wei and Ju Bingzhen. Pursuant to the terms of the HTLG Services Agreement and the HTLG Operating Agreement, the Company controls the HTLG Target and its business, and enjoys the benefits and risks of equity ownership of the HTLG Target. This control arrangement is further supported by Authorization Agreements entered into by each of Xue Wei and Ju Bingzhen (the "HTLG Authorization Agreements").

On July 21, 2008, Well Chance acquired 100% of the common stock (the "News Radio Acquisition") of News Radio Limited, a British Virgin Islands company wholly-owned by Ju Baochun and Xue Wei, pursuant to the terms of a Share Purchase Agreement (the "News Radio Agreement") entered into on June 4, 2008 among the Company, Well Chance, Ju Baochun and Xue Wei, as disclosed in the Company's Current Reports on Form 8-K filed on June 6, 2008 and July 25, 2008. The consideration paid or to be paid pursuant to the News Radio Agreement includes 67,388 shares of Common Stock, valued at approximately $287,728 at the time of the closing, approximately $985,469 in cash based on the currency exchange rate at the closing (RMB 6,850,000) and performance-based consideration consisting of cash, shares of Common Stock or a combination thereof. The performance-based consideration, if any, will be paid within 30 days of year-end 2008, 2009 and 2010 based on the net revenues and net income for such periods of Beijing Maihesi Advertising International Co., Ltd., a company organized in China and wholly-owned by Ju Baochun and Xue Wei (the "New Radio Advertising Entity"). The potential pay-outs amount to and consist of: (a) for the 2008 period, shares of Common Stock with an aggregate value of approximately $359,660 based on the currency exchange rate at the closing (RMB 2,500,000); (b) for the 2009 period, cash, shares of Common Stock, or a combination of the two, at the election of the recipients, in an aggregate amount of approximately $575,457 based on the currency exchange rate at the closing (RMB 4,000,000); and (c) for the 2010 period, cash, shares of Common Stock, or a combination of the two, at the election of the recipients, in an aggregate amount of approximately $1,150,914 based on the currency exchange rate at the closing (RMB 8,000,000).

The News Radio Acquisition was structured to comply with Chinese laws limiting foreign ownership of Chinese companies. As a result, CRI News Radio Limited, a Hong Kong company wholly-owned by News Radio Limited, through its subsidiary Legend Media (Beijing) Information and Technology Co., Ltd., a company organized in China, entered into: (a) an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "News Radio Services Agreement") with Ju Baochun, Xue Wei and Beijing Maihesi Advertising International Co., Ltd., a company limited by shares organized in China and wholly-owned by Ju Baochun and Xue Wei (the "News Radio Target"); and (b) an Operating Agreement (the "News Radio Operating Agreement") with the News Radio Target, Ju Baochun and Xue Wei. Pursuant to the terms of the News Radio Services Agreement and the News Radio Operating Agreement, the Company controls the News Radio Target and its business, and enjoys the benefits and risks of equity ownership of the News Radio Target. This control arrangement is further supported by Authorization Agreements entered into by each of Ju Baochun and Xue Wei (the "News Radio Authorization Agreements").

On May 30, 2008, Well Chance acquired 80% of the common stock (the "Tianjin Acquisition") of Legend Media Tianjin Investment Company Limited, a British Virgin Islands company, from Music Radio Limited pursuant to the terms of a Share Purchase Agreement (the "Tianjin Agreement") entered into on May 8, 2008, and further amended on June 19, 2008, August 20, 2008 and November 28, 2008, among the Company, Well Chance, Music Radio Limited, Ju Baochun and Xue Wei, as disclosed in the Company's Current Reports on Form 8-K filed on May 12, 2008, June 5, 2008, June 26, 2008 and December 3, 2008. The consideration paid or to be paid pursuant to the Tinanjin Agreement includes $1.5 million in cash and 1,935,328 shares of Common Stock, valued at approximately $7,160,714 at the time of the closing, subject to certain conditions and forfeitures as previously disclosed in the Company's Current Reports on Form 8-K filed on May 12, 2008, June 5, 2008, June 26, 2008 and December 3, 2008.

The Tianjin Acquisition was structured to comply with Chinese laws limiting foreign ownership of Chinese companies. As a result, Legend Media (Beijing) Consulting Co., Ltd., a wholly-owned foreign enterprise registered in China which is wholly-owned by Legend Media Tianjin Investment Company Limited through its Hong Kong subsidiary, Legend Media Tianjin Investment Company HK Limited, entered into: (a) an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "Tianjin Services Agreement") with Ju Baochun, Xue Wei and Tianjin Yinse Lingdong Advertising Co., Ltd., a company incorporated in China and wholly-owned by Ju Baochun and Xue Wei (the "Tianjin Target "); and (b) an Operating Agreement (the "Tianjin Operating Agreement") with the Tianjin Target, Ju Baochun and Xue Wei. Pursuant to the terms of the Tianjin Services Agreement and the Tianjin Operating Agreement, the Company controls the Tianjin Target and its business and enjoys the benefits and risks of equity ownership of the Tianjin Target (to the extent of Well Chance's 80% ownership of Legend Media (Beijing) Consulting Co., Ltd.). This control arrangement is further supported by an Authorization Agreement entered into by Ju Baochun (the "Tianjin Authorization Agreement"). In connection with the closing of the Tianjin Acquisition, Well Chance entered into a Revenue Assignment Agreement (the "Revenue Agreement") with HTLG, the Tianjin Target, Ju Baochun and Xue Wei. Ju Baochun and Xue Wei are the sole shareholders of HTLG. Pursuant to the Revenue Agreement, HTLG agreed to, and Ju Baochun and Xue Wei agreed to cause HTLG to, assign any and all of the benefits (financial or otherwise) generated by an identified advertising agreement (the "Old Advertising Agreement"), and all advertising sales contracts entered into pursuant to the Old Advertising Agreement, to the Tianjin Target until the date on which the Tianjin Target enters into a specified, new advertising agreement.

The Company has also benefitted from a Marketing Service Agreement (the "Marketing Agreement") entered into on June 1, 2008 between HTLG and the Tianjin Target pursuant to which HTLG provided marketing and other services to the Tianjin Target. The Marketing Agreement expired on September 30, 2008 and the total amount paid or payable by the Tianjin Target to HTLG under the Marketing Agreement is estimated to be approximately $132,000 based on the currency exchange rate on December 29, 2008 (RMB 904,000).

The foregoing descriptions of the $0.40 Warrant, the $0.80 Warrant, the Acquisition Agreement, the HTLG Services Agreement, the HTLG Operating Agreement, the HTLG Authorization Agreements, the News Radio Agreement, the News Radio Services Agreement, the News Radio Operating Agreement, the New Radio Authorization Agreements, the Tianjin Agreement, the Tianjin Services Agreement, the Tianjin Operating Agreement, the Tianjin Authorization Agreement, the Revenue Agreement and the Marketing Agreement are qualified in their entirety by reference to the complete documents, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10,13, 10.14, 10.15 and 10.16 hereto, respectively, and incorporated herein by reference.

Information about Jin Xin

Jin Xin, age 38, is a Chinese management executive with extensive experience building sales organizations for multiple location operations. From September 2000 to October 2008, Mr. Jin worked for Beijing Huayuan Real Estate Co. Ltd., a real estate sales and development company, where he the majority of time served as Deputy General Manager and Director.  Since November 2008, Jin Xin has provided consulting services to the Company as an independent consultant.

Information about the Option Plan

The Company's Board of Directors adopted the Option Plan on December 5, 2008. A committee of the Company's Board of Directors consisting of Michael Bonner, Andre Nair and Ivan Qi will administer the Option Plan (the "Committee"). The Option Plan is effective as of December 22, 2008.

The purpose of the Option Plan is to benefit the Company's stockholders by assisting the Company to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, the Company and its affiliates, and to align the interests of such employees, directors and consultants with those of the Company's stockholders.

Under the Option Plan, the Committee in its sole discretion may grant stock options to the Company's employees, directors and consultants (or those of the Company's affiliates). The Company has reserved a total of 15,000,000 shares of Common Stock for issuance under the Option Plan.

The Committee may grant two types of options under the Option Plan: (a) options qualifying as "incentive stock options" under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC"), or any successor provision, and designated as such ("ISOs"); and (b) non-qualified stock options ("Non-Qualifieds").

The Committee determines the vesting schedule, the exercise price per share and other terms and conditions for each option. In the case of options intended to constitute ISOs or performance-based compensation within the meaning of Section 162(m) of the IRC, the exercise price may not be less than the fair market value of the Company's Common Stock on the date of grant. The Committee will determine the term of each option, which may not exceed ten years and is subject to further limitations as described herein and in the Option Plan.

ISOs may be granted only to employees. To the extent required by Section 422(d) of the IRC, the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000. ISOs granted to a person considered to own more than 10% of the total combined voting power of all classes of the Company's outstanding stock, or the stock of any subsidiary or affiliate, may not be exercisable after the expiration of five years from the grant date and the option exercise price must be at least 110% of the fair market value of the Common Stock subject to the option.

Each option shall be evidenced by an option agreement. An option agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of the Company's Common Stock (plus cash if necessary) having a fair market value equal to such exercise price. Moreover, an option agreement may provide for a "cashless exercise" of the option by establishing procedures whereby the holder, by a properly-executed written notice, directs (a) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he or she is entitled upon exercise pursuant to an extension of credit by the Company to the holder equal to the exercise price, (b) the delivery of shares of the Company's Common Stock from the Company directly to a brokerage firm, and (c) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company.

To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of Common Stock, such shares shall again be available for issuance under the Option Plan.

The Committee has the right to alter or amend the Option Plan and the Committee has broad authority to administer the Option Plan, including the right to amend the terms of any granted option, whether or not vested. However, the Committee may not lower the exercise price of any outstanding option other than in specified situations provided for in the Option Plan. The Option Plan prohibits terms, adjustments or actions by the Committee that that would result in an option being considered "nonqualified deferred compensation," within the meaning of Section 409A of the IRC, so as to cause an option or the Option Plan to become subject to the requirements of Section 409A of the IRC. The Committee in its discretion may terminate the Option Plan at any time with respect to any shares of the Company's Common Stock for which an option has not yet been granted.

The foregoing description of the Option Plan is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 10.17 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 22, 2008, the Company amended Article IV of its Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 127,000,000 shares (the "Amendment"). The Company's stockholders approved the Amendment at the Company's annual meeting of stockholders held on December 22, 2008.

The foregoing descriptions of the Amendment is qualified in its entirety by reference to the complete document, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item8.01	Other Events.

The Company held an annual meeting of stockholders on December 22, 2008. At the meeting, the Company's stockholders elected Ju Baochun, Michael Bonner, Jeffrey Dash, Andre Nair, Ivan Qi and Jin Xin to serve on the Company's Board of Directors, approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 127,000,000 shares, adopted the Option Plan, and authorized the Company's Board of Directors to effect, in its discretion and at a future date, up to a 1-for-10 reverse stock split of the issued and outstanding shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit #	Description	Comment
3.1	Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series B Convertible Preferred Stock of Legend Media, Inc.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
3.2	Certificate of Amendment to Articles of Incorporation for Nevada For Profit Corporation of Legend Media, Inc.	Filed herewith
4.1	Form of $0.40 Common Stock Purchase Warrant of Legend Media, Inc.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
4.2	Form of $0.80 Common Stock Purchase Warrant of Legend Media, Inc.	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
10.1	Acquisition Agreement, dated as of November 28, 2008, among Legend Media, Inc., Wells Chance Investment Limited, Music Radio Limited, Ju Baochun and Xue Wei	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
10.2
Exclusive Technical, Operational, Business Consulting and Services Agreement, dated as of November 28, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Yinselingdong Advertising Co., Ltd., Ju Bingzhen and Xue Wei
Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
10.3	Operating Agreement, dated as of November 28, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Yinselingdong Advertising Co., Ltd., Ju Bingzhen and Xue Wei	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008

10.4	Authorization Agreement, dated as of November 28, 2008, between Xue Wei and Jeffrey Dash	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
10.5	Authorization Agreement, dated as of November 28, 2008, between Ju Bingzhen and Jeffrey Dash	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on December 3, 2008
10.6	Share Purchase Agreement, dated as of June 4, 2008, among Legend Media, Inc., Well Chance Investments Limited, Ju Baochun and Xue Wei	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2008
10.7
Exclusive Technical, Operational, Business Consulting and Services Agreement, dated as of July 3, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Maihesi Advertising International Co., Ltd., Ju Baochun and Xue Wei
Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 25, 2008
10.8	Operating Agreement, dated as of July 3, 2008, by and among Legend Media (Beijing) Information and Technology Co., Ltd., Beijing Maihesi Advertising International Co., Ltd., Ju Baochun and Xue Wei	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on July 25, 2008
10.9	Authorization Agreement, dated as of July 3, 2008, between Xue Wei and Jeffrey Dash	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on July 25, 2008
10.10	Authorization Agreement, dated as of July 3, 2008, between Ju Baochun and Jeffrey Dash	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on July 25, 2008
10.11	Share Purchase Agreement, dated as of May 8, 2008, among Legend Media, Inc., Well Chance Investments Limited, Music Radio Limited, Ju Baochun and Xue Wei	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2008
10.12
Exclusive Technical, Operational, Business Consulting and Services Agreement, dated as of May 30, 2008, among Legend Media (Beijing) Consulting Co., Ltd., Tianjin Yinse Lingdong Advertising Co., Ltd., Ju Baochun and Xue Wei
Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 5, 2008
10.13	Operating Agreement, dated as of May 30, 2008, among Legend Media (Beijing) Consulting Co., Ltd., Tianjin Yinse Lingdong Advertising Co., Ltd., Ju Baochun and Xue Wei	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 5, 2008

10.14	Authorization Agreement, dated as of May 30, 2008, by Ju Baochun	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 5, 2008
10.15
Revenue Assignment Agreement, dated as of May 30, 2008, among Well Chance Investments Limited, Beijing Hongteng Lianguang Advertising Co., Ltd., Tianjin Yinse Lingdong Advertising Co., Ltd., Ju Baochun and Xue Wei
Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 5, 2008
10.16	Marketing Service Agreement, dated as of June 1, 2008, between Beijing Hongteng Lianguang Advertising Co., Ltd. and Tianjin Yinse Lingdong Advertising Co., Ltd.	Filed herewith
10.17	Legend Media Option Plan	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.
Date: December 30, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer